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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Plan Administrator of Samsonite
 Corporation Employee Savings Trust


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-19281) of our report dated June 19, 1998, relating to the financial statements and schedules of the Samsonite Corporation Employee Savings Trust appearing in this Annual Report on Form 11-K for the year ended December 31, 1997.



                                   /s/BDO Seidman, LLP


Denver, Colorado
July 13, 1998